LIMITED POWER OF ATTORNEY
FOR
MERCURY SYSTEMS, INC.
SECTION 16(a) FILINGS


      Know all by these presents, that the undersigned hereby constitutes and appoints each of Stuart Kupinsky, the EVP, Chief Legal Officer, Steven Ratner, the EVP, Chief Human Resources Officer, Douglas Munro, the VP, Chief Accounting Officer, John Storm, the Deputy General Counsel and Assistant Corporate Secretary, and Ronald Mandler, the VP, Total Rewards, of Mercury Systems, Inc., acting singly, the undersigned's true and lawful attorney-in-fact to:

(1)	take such actions as may be necessary or appropriate
to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the "SEC") utilizing the
SEC's Electronic Data Gathering and Retrieval
("EDGAR") system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form
ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

(2)	execute for and on behalf of the undersigned,
including in the undersigned's capacity as an officer, director, and/or shareholder of Mercury Systems, Inc.
(the "Company"), Forms 3, 4, 5, and 144 and amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act") and the rules thereunder;

(3)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144, or amendments thereto, and timely file and submit such form with the SEC and any stock exchange or similar authority, including in the case of the SEC by utilizing the EDGAR system or causing such form to be filed and submitted by a person appointed under
Section 4 below; and

(4)	act as an account administrator for the undersigned's
EDGAR account, including: (a) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (b) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; (d) acting as the EDGAR point of contact with respect to the undersigned's EDGAR account; and
(e) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(5)	cause the Company to accept a delegation of authority
from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account; and

(6)	take any other action of any type whatsoever which, in
the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve, provided, however, that the undersigned does not grant to each such power-of-attorney the right to engage in any transactions involving the securities of the Company on behalf of the undersigned, including without limitation, the right to purchase or sell any securities of the Company.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes (any such substitute also being referred to herein as an "attorney-in-fact"), shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned or such attorney-in-fact, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

      The undersigned agrees that each such attorney-in-fact shall not be liable for any error of judgment or for any act done or omitted to be done or for any mistake of fact or law except for each such attorney-in-fact's own bad faith, and the undersigned agrees to indemnify and to hold each such attorney-in-fact harmless against any loss, claim, damage, liability, or cost incurred on each such attorney-in-fact's part arising out of or in connection with acts undertaken or omitted to be taken as an attorney-in-fact hereunder.

      This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, and 144 with respect to the undersigned's holdings of and transactions in securities of Mercury Systems, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.


[Signature appears on next page]

      IN WITNESS WHEREOF, the undersigned has caused this Limited
Power of Attorney to be executed as of October 8, 2025.


By: /s/ Barry Robert Nearhos
      Barry Robert Nearhos


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